Exhibit 10.1

Execution Version

AGREEMENT RELATING TO THE

SALE AND PURCHASE OF

51 UBI AVENUE 3 SINGAPORE 408858

BETWEEN

MODUSLINK PTE. LTD.

(as Vendor)

AND

FAR EAST GROUP LIMITED

(as Purchaser)

DATED THE 5TH DAY OF OCTOBER 2017

14.	REPRESENTATIONS AND WARRANTIES		12

15.	GST		13

16.	CONFIDENTIALITY		13

	16.1	Confidential Information to Be Kept Confidential	13

	16.2	Parties to Take Reasonable Steps	13

	16.3	Announcements	13

	16.4	Obligation to Continue	14

17.	MISCELLANEOUS		14

	17.1	Entire Agreement	14

	17.2	No Implied Waivers	14

	17.3	Contracts (Rights of Third Parties) Act	14

	17.4	Non-Assignment	14

	17.5	Agreement to Bind Successors and Assigns	14

	17.6	Costs and Expenses	14

	17.7	Counterparts	14

	17.8	Governing Law and Jurisdiction	15

	17.9	Agent for collection of Purchase Price	15

	17.10	Inability of Vendor to perform its obligations due to Order of Court, etc.	15

	17.11	Partial Invalidity	15

APPENDIX 1 PLANT AND EQUIPMENT			16

APPENDIX 2 BUILDING GUARANTEES AND WARRANTIES			17

APPENDIX 3 FORM OF ASSIGNMENT OF GUARANTEES AND WARRANTIES			18

APPENDIX 4 BUILDING MAINTENANCE CONTRACTS			19

SALE AND PURCHASE AGREEMENT

THIS AGREEMENT is made on the 5th day of October 2017.

BETWEEN:

(1)	MODUSLINK PTE. LTD. (UEN: 198903169H), a company established in the Republic of Singapore with its registered address at 8 Marina Boulevard #05-02 Marina Bay Financial Centre Singapore 018981 (the “Vendor”); and

(2)	FAR EAST GROUP LIMITED (UEN: 196400096C), a company established in the Republic of Singapore with its registered address at 112 Lavender Street #04-00 Far East Refrigeration Building Singapore 338728 (the “Purchaser”).

WHEREAS:

(A)	The Vendor is the lessee of the Property (as defined below), upon the terms and subject to the conditions set out in the HDB Lease (as defined below).

(B)	The Vendor has agreed to sell and the Purchaser has agreed to purchase the Property and the Plant and Equipment (defined below) upon the terms and subject to the conditions of this Agreement.

NOW IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement, unless the context requires otherwise:

“Authorities” has the meaning ascribed to it in Clause 8.2(a).

“Building” means the building(s)/structure(s) erected on the Property.

“Building Guarantees and Warranties” shall mean the building guarantees and warranties relating to the Property as set out in Appendix 2.

“Building Maintenance Contracts” shall mean the building facility maintenance contracts relating to the Property as set out in Appendix 4.

“Business Day” means a day (other than a Saturday, Sunday or any gazetted public holiday in Singapore) on which commercial banks are open for business in Singapore.

“Completion” means the completion of the sale and purchase of the Property under the terms of this Agreement.

“Completion Date” means the date scheduled for Completion under Clause 10.1.

“Confidential Information” means all communications between the Parties or any of them relating to the subject matter of this Agreement and any information which is proprietary and/or confidential (either marked or indicated to be confidential or by its nature intended to be confidential) to any person including but not limited to the terms and conditions of this Agreement, information relating to any of its assets, affairs, dealings, organisation, customers, suppliers, distributors, officers, employees, business, finances, operations, and any of the trade secrets or confidential operations, processes or inventions carried on or used by the Vendor.

“CVY Account” means the Vendor’s Solicitor’s conveyancing account opened under the

Conveyancing and Law of Property (Conveyancing) Rules 2011 as promulgated under the Conveyancing and Law of Property Act (Cap. 61).

“Encumbrance” means a caveat, mortgage, charge, pledge, lien, security interest or encumbrance registered against the Property at the Singapore Land Authority and “Encumbrances” shall be construed accordingly.

“GST” means the goods and services tax (which includes any imposition, duty or levy) chargeable under the Goods and Services Tax Act, (Cap. 117A) or any statutory modification or re-enactment.

“Guarantees and Warranties Assignment” shall have the meaning ascribed to it in Clause 9(b).

“HDB” means Housing and Development Board, a body corporate incorporated under the

Housing and Development Act, Chapter 129 of Singapore and its successors.

“HDB Application” has the meaning ascribed to it in Clause 8.1(b).

“HDB Approvals” means, collectively:

(i) the HDB Sale Approval; and

(ii) the approval of HDB to the partial leaseback of the Property on Completion by the Vendor (as lessee) from the Purchaser (as landlord) in respect of the LA Premises.

“HDB Lease” means the instrument of lease in respect of the Property issued by HDB and registered at the Singapore Land Authority as Lease I/000125L and includes the lease as varied, amended, modified or supplemented from time to time, and any document which varies, amends, modifies or supplements the same.

“HDB Lease Term” means the leasehold term of 30+30 years commencing from 1 January 1990 (subject to fulfilment of the terms under the HDB Lease).

“HDB Sale Approval” means the approval of HDB to the sale of the Property by the Vendor to the Purchaser referred to in Clause 8.1(a).

“LA Premises” means the entire 3rd floor of the Building of approximately 75,000 square feet (subject to final survey).

“LA Term” means the duration of the lease of the LA Premises commencing from the date immediately after actual Completion Date to and including 31 December 2019.

“Lease Agreement” means the lease agreement in such agreed form and such agreed terms and conditions relating to the LA Premises to be entered into between the Vendor (as lessee) and the Purchaser (as landlord).

“Long Stop Date” means 28 February 2018 or such other date as may be mutually agreed to between the Parties.

“Memorandum of Understanding” means the Vendor’s memorandum of understanding dated

7 August 2017 and accepted by Purchaser on 10 August 2017.

“Parties” means the Vendor and the Purchaser and their respective successors and permitted assignees, and “Party” means either of them.

“Plant and Equipment” means all plant, machinery and equipment situated at the Property and set out in Appendix 1.

“Property” means the whole of Lot 4406A of Mukim 23 together with the Building erected thereon, held under Certificate (SUB) Volume 458 Folio 196, bearing the address 51 Ubi Avenue 3 Singapore 408858.

“Proposed Use Approvals” has the meaning ascribed to it in Clause 8.2(a).

“Purchaser’s Solicitors” means Fortis Law Corporation of 24 Raffles Place #29-05/06 Clifford Centre Singapore 048621.

“Purchase Price” has the meaning ascribed to it in Clause 4.1.

“Repair Date” has the meaning ascribed to it in Clause 12(c).

“SGX-ST” means the Singapore Exchange Securities Trading Limited.

“Singapore Dollar(s)” and the sign “S$” mean the lawful currency of the Republic of Singapore.

“Vendor’s Solicitors” means Rajah & Tann Singapore LLP of 9 Battery Road #25-01 Singapore 049910.

1.2	Interpretation

(a)	References to “Recitals”, “Clauses” and “Schedules” are to recitals and clauses of, and schedules to this Agreement and references to this “Agreement” shall mean this Agreement and the Schedules hereto.

(b)	The headings in this Agreement are for convenience only and shall not affect the interpretation hereof.

(c)	Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa, references to natural persons shall include bodies corporate, and the use of any gender shall include all genders.

(d)	References to any agreement or document including this Agreement shall include such agreement or document as amended, modified, varied or supplemented from time to time.

(e)	Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or reenacted whether before or after the date of this Agreement so far as such modification or reenactment applies or is capable of applying to any transactions entered into prior to the date of this Agreement and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or reenacted) which such provisions or regulations have directly or indirectly replaced.

(f)	References to a “person” shall be construed so as to include any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality).

(g)	References to times of the day and days of the year are to time and dates in Singapore unless otherwise stated.

(h)	References to any Singapore legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than Singapore be deemed to include what most nearly approximates in that jurisdiction to the Singapore legal term.

(i)	The words “written” and “in writing” include any means of visible reproduction.

2.	CONDITIONS PRECEDENT

2.1	Conditions

The sale and purchase of the Property is conditional upon:

(a)	the Purchaser having completed the due diligence on the Property and being satisfied with the results of the same;

(b)	any requisite approvals, consents, authorisations, clearances, orders, waivers and alike, including but not limited to, the HDB Approvals, having been granted by HDB;

(c)	any requisite approvals, consents, authorisations, clearances, orders, waivers and alike, by any third party, governmental or regulatory body or relevant competent authority in relation to the transactions contemplated under this Agreement;

(d)	the Purchaser obtaining the letter of confirmation / waiver from SGX-ST for compliance matters relating to the sale and purchase of the Property;

(e)	the Vendor obtaining the approval of (i) its shareholder, and (ii) its board of directors; and

(f)	the Purchaser obtaining the approval of (i) its shareholders, and (ii) its board of directors.

2.2	Effect of Non-Fulfilment of Conditions

(a)	The Vendor and the Purchaser shall respectively procure the fulfilment of the condition specified in Clauses 2.1(b) and 2.1(c) and the compliance of all terms and conditions as may be imposed by HDB in granting its consent to the sale to the Purchaser.

(b)	The Vendor shall procure the fulfilment of the condition specified in Clause 2.1(e).

(c)	The Purchaser shall procure the fulfilment of the conditions specified in Clauses 2.1(a), 2.1(d) and 2.1(f).

If any of the conditions in Clause 2.1 is not fulfilled (or not waived by the Vendor or the Purchaser) by the Long Stop Date, either the Vendor or the Purchaser shall have the right to rescind this Agreement by giving written notice thereof to the other Party. On rescission, unless solely due to the Purchaser’s wilful act or default which the Vendor shall not be obliged to refund any moneys paid by the Purchaser, the Vendor shall, within seven (7) Business Days, refund all moneys paid by the Purchaser to the Vendor pursuant to this Agreement and the Memorandum of Understanding, including the Initial Payment (as defined below) and/or the Deposit (as defined below) and GST thereon, without any interest or compensation whatsoever. In any case, the Purchaser shall immediately return to the Vendor all title documents and at the Purchaser’s cost withdraw any caveats and cancel any entries relating to the Property in the Singapore Land Authority. Each Party shall bear its own solicitors’ costs in the matter and neither shall have any further claim or demand against the other for damages, costs or otherwise.

3.	SALE AND PURCHASE OF THE PROPERTY

(a)	The Vendor shall sell the Property and the Plant and Equipment and the Purchaser shall purchase the Property and the Plant and Equipment upon the terms and subject to the conditions of this Agreement.

(b)	The sale and purchase of the Property shall be subject to the terms and conditions set out in this Agreement and the general conditions of sale contained in The Law Society of Singapore’s Conditions of Sale 2012 (“Conditions of Sale”) insofar as they are applicable to a sale by private treaty and are not varied by or inconsistent with any of the terms and conditions herein and insofar as the Conditions of Sale and the terms and conditions of this Agreement are not contrary or in conflict with (i) the Conveyancing & Law of Property (Conveyancing) Rules 2011 as promulgated under the Conveyancing & Law of Property Act (Cap. 61) (“Conveyancing Rules”); and (ii) the Singapore Academy of Law (Conveyancing Money) Rules 2011 as promulgated under the Singapore Academy of Law Act (Cap. 294A) (“SAL (Conveyancing Money) Rules”) (if applicable).

(c)	Where the terms and conditions of this Agreement are in conflict with the Conditions of Sale, the former shall prevail. Where the terms and conditions of this Agreement are in conflict with the Conveyancing Rules and/or the SAL (Conveyancing Money) Rules, the Conveyancing Rules and the SAL (Conveyancing Money) Rules shall prevail.

4.	PURCHASE PRICE

4.1	Purchase Price

The consideration (“Purchase Price”) for the purchase of the Property together with the Plant and Equipment shall be Singapore Dollars Twenty Two Million and Five Hundred Thousand Only (S$22,500,000.00) exclusive of GST which is payable by the Purchaser as set out in Clause 4.2.

4.2	Instalments

The Purchaser shall pay the Purchase Price in the following manner:

(a)	on or before the date of this Agreement:

(i)	a sum of Singapore Dollars Two Hundred and Twenty Five Thousand Only (S$225,000) being 1% of the Purchase Price and a sum of Singapore Dollars Fifteen Thousand Seven Hundred and Fifty Only (S$15,750) being GST thereon, to the Vendor upon the execution of the Memorandum of Understanding. The said sum of S$225,000 shall be referred to as the “Initial Payment”.

(ii)	a sum of Singapore Dollars Two Million and Twenty Five Thousand Only (S$2,025,000) being 9% of the Purchase Price and a sum of Singapore Dollars One Hundred and Forty One Thousand and Seven Hundred and Fifty Only (S$141,750) being GST thereon, to the Vendor’s Solicitors upon execution of this Agreement. The said sums of S$2,025,000 and S$141,750 shall be paid by cashier’s orders made in favour of “RAJAH & TANN SINGAPORE LLP—CVY” and shall be held by the Vendor’s Solicitors as stakeholders pending Completion. Both the said sums of S$225,000 and S$2,025,000 shall be referred to as the “Deposit”.

(b)	on Completion, the balance of the Purchase Price and GST on the balance of the Purchase Price and any GST remaining unpaid, together with release of the sums S$2,025,000 and S$141,750, to the Vendor by way of cashier’s order.

4.3	Conveyancing Rules and SAL Conveyancing Money Rules

All payments under this Agreement shall be governed by:

(a)	the Conveyancing Rules, as defined in Clause 3(b); and

(b)	the SAL (Conveyancing Money) Rules, as defined in Clause 3(b) (if applicable).

Where the terms and conditions of this Agreement are in conflict with the Conveyancing Rules and/or the SAL (Conveyancing Money) Rules, this Agreement shall prevail.

4.4	CVY Account

The Purchaser and Vendor shall procure their respective solicitors to issue all necessary instructions in relation to the CVY Account as may be required to comply with the respective rights and obligations of the Purchaser and Vendor under the terms of this Agreement.

5.	TITLE

5.1	Encumbrances

Subject to Clause 5.2, the title to the Property shall be in order and free from Encumbrances on Completion. Save for the original Certificate (SUB) Volume 458 Folio 196 relating to the Property which shall be produced on or before Completion, the Purchaser shall not require the delivery or production of any title deeds not in the Vendor’s possession nor shall the Purchaser make any requisition or objection whatsoever in relation thereto. The inability of the Vendor to answer any query, requisition or objection or any delay in answering the same shall not entitle the Purchaser to refuse or delay completion.

5.2	HDB Lease

The Property is sold subject to all easements, party wall rights, incidents of tenure, restrictive and other covenants, rights and conditions affecting the Property and the terms and conditions of the HDB Lease which have been disclosed to the Purchaser.

5.3	Assignment/Transfer

A draft instrument of transfer of the Property shall be delivered to the Vendor’s Solicitors for approval within fourteen (14) Business Days from this Agreement, and an engrossment thereof in the form approved by the Vendor’s Solicitors shall be delivered to the Vendor’s Solicitors at least fourteen (14) Business Days before Completion Date and such instrument to be prepared by and at the sole expense of the Purchaser.

6. LEASE AGREEMENT

(a)	The Purchaser shall, on Completion, lease the LA Premises to the Vendor for the duration of the LA Term, on terms and conditions as agreed by the Parties under the Lease Agreement.

(b)	The Parties shall execute the Lease Agreement on Completion.

7.	LEGAL REQUISITIONS

7.1	Unsatisfactory Reply

The sale and purchase is subject to the Purchaser or its solicitors receiving satisfactory replies to the Legal requisitions relating to the Property. In the event that the Purchaser or its solicitors shall receive any unsatisfactory reply to the Legal requisitions relating to the Property, the Purchaser may rescind this Agreement by giving to the Vendor’s Solicitors written notice within five (5) days from the Purchaser or the Purchaser’s Solicitors’ receipt of the unsatisfactory reply. Upon the Vendor’s Solicitors’ receipt of such notice, this Agreement shall become null and void and of no further effect whatsoever, and the Vendor shall, within seven (7) Business Days, refund all moneys paid by the Purchaser to the Vendor pursuant to this Agreement and the Memorandum of Understanding, including the Initial Payment and/or the Deposit and GST thereon, without any interest or compensation whatsoever. On rescission, the Purchaser shall immediately return to the Vendor all title documents and at the Purchaser’s cost withdraw any caveats and cancel any entries relating to the Property in the Singapore Land Authority. Each Party shall bear its own solicitors’ costs in the matter and neither shall have any further claim or demand against the other for damages, costs or otherwise. An unsatisfactory reply shall mean only the following:

(a)	any reply which discloses that any part of the Building is affected by any road, backlane or drainage proposal or government gazette notification or any other proposed scheme;

(b)	without prejudice to Clause 7.1(a) above, any reply which discloses that any part of the Property is affected by any notice which has not been complied with by the Vendor or which is incapable of being rectified, discharged or complied with by the Vendor or which the Vendor, after the Purchaser’s written notification of such notice or order affecting the Property, fails to rectify, discharge or comply with within reasonable time from the Vendor’s receipt of such written notification from the Purchaser and in any event prior to Completion, Provided that all agreed technical issues relating to the Property raised by the Purchaser to the Vendor on or before the date of this Agreement shall be rectified by the Vendor at the Vendor’s cost prior to Completion; and

(c)	any reply from the Land Transport Authority (Rapid Transit Systems) indicating that the Building is affected by any of the matters stated in the said authority’s reply or which indicates that any part of the Property is acquired or will be acquired by the Competent Authority.

“Legal requisitions” shall mean the legal requisitions sent to (i) Building and Construction Authority, (ii) Inland Revenue Authority of Singapore, (iii) Land Transport Authority (Rapid Transit Systems), (iv) Land Transport Authority (Street Works), (v) National Environment Agency, Central Building Planning Unit, (vi) National Environment Agency, Environment Health Department, (vii) Public Utilities Board, Water Reclamation (Network) Department and (viii) Urban Redevelopment Authority, and shall include Road Line Plans, and Drainage Interpretation Plans.

7.2	Satisfactory Reply

For the avoidance of doubt:

(a)	any objection or requisition in respect of a reply which is not made at least twenty-three (23) Business Days before the Completion Date, shall be deemed a satisfactory reply (time in this regard to be of the essence); and

(b)	a reply shall be deemed to be a satisfactory reply in any of the following cases:

(i)	it relates to any outstanding charges, notices or orders affecting the Property which is rectified, discharged or complied with by the Vendor in accordance with Clause 7.1(b) or if the Vendor provides at the Purchaser’s request, its undertaking in writing to the Purchaser within fourteen (14) Business Days from its receipt of the Purchaser’s notification of such Legal requisition reply, to rectify, discharge or comply by the date stipulated in such notification; and

(ii)	where, notwithstanding that such reply is unsatisfactory, the Purchaser has not given, pursuant to the provisions of Clause 7.1, written notice, to rescind this Agreement.

8.	APPROVALS

8.1	Application for HDB Approvals

(a)	This sale and purchase is subject to and conditional upon the Parties obtaining the HDB Approvals, including the written approval from HDB for the sale and purchase of the Property and the assignment / transfer of the unexpired leasehold term under HDB Lease (the “HDB Sale Approval”).

(b)	The Vendor shall complete the application to HDB for HDB Approvals (the “HDB Application”) and provide in respect of the HDB Application, such items / documents which are required to be completed by the Vendor. The Vendor shall comply with all regulations, guidelines and procedures which may be prescribed by HDB.

(c)	The Purchaser shall complete in every respect the HDB Application together with all supporting documents and items required therein to be provided by the Purchaser as well as the Proposed Use Approvals (if applicable) for the Purchaser’s usage of the Property for the Purchaser’s Proposed Use. The Purchaser shall comply with all regulations, guidelines and procedures which may be prescribed by HDB and/or such other relevant authorities. The Purchaser shall forward to the Vendor or the Vendor’s Solicitors the duly completed HDB Application together with the requisite supporting documents and items as well as the Proposed Use Approvals (if applicable) within three (3) weeks from the date of this Agreement. The Vendor or the Vendor’s Solicitors shall thereafter submit to HDB the HDB Application after receipt from the Purchaser of the completed HDB Application with requisite supporting documents required to be submitted on the part of the Purchaser as well as the Proposed Use Approvals (if applicable) (together with the Vendor’s part of the HDB Application).

(d)	The Vendor and the Purchaser shall keep each other informed of all developments relating to the application to HDB and of any reply from HDB. Save as provided herein, all conditions which may be imposed by the HDB on the Vendor in granting the HDB Approvals shall be complied with by the Vendor and all conditions which are imposed by HDB on the Purchaser in granting the HDB Approvals shall be complied with by the Purchaser.

(e)	The HDB Approvals shall be deemed to be obtained on the date on which the Purchaser receives the letter issued by HDB relating to the in-principle consent to the assignment / transfer of the HDB Lease for the HDB Lease Term to the Purchaser. The Vendor and the Purchaser agree to co-operate and use reasonable endeavours to obtain HDB’s confirmation that HDB has no objections to the Vendor’s execution of the transfer/assignment of the Property within thirty (30) Business Days from the date of the HDB Approvals.

(f)	The Vendor shall bear all administrative fees imposed by HDB in connection with the application for the HDB Approvals. The Purchaser shall bear all other fees, charges, costs and expenses imposed by HDB in connection with the application for the HDB Approvals.

(g)	Unless already provided prior to Completion, each Party shall on Completion provide to the other Party a letter of confirmation certifying that there is no breach of the terms and conditions of the HDB Approvals.

8.2	Application for the Proposed Use Approval

(a)	In the event that clearance is required to be obtained from other relevant governmental authorities and/or statutory boards authorities (“Authorities”), the Purchaser shall make due application to the Authorities and obtain all necessary and/or required clearances and approvals (the “Proposed Use Approvals”) and the Vendor and the Purchaser agree to co-operate to facilitate the Purchaser’s application to obtain the Proposed Use Approvals. The Purchaser shall furnish the Vendor or the Vendor’s Solicitors with a copy of the Proposed Use Approvals as soon as they are available. The Purchaser’s intended use of the Property for the Purchaser’s Proposed Use shall be stated in the application for the HDB Approval. The “Purchaser’s Proposed Use” shall be for assembly and research and development of commercial refrigeration systems with supporting sales and distributions and related uses.

(b)	Each Party agrees to bear its own costs, including but not limited to administrative or other incidental fees, payable in respect of such application for the Proposed Use Approvals.

9.	GUARANTEES AND WARRANTIES

If there are any Building Guarantees and Warranties subsisting on Completion, the Vendor shall deliver to the Purchaser on Completion:

(a)	copies of the Building Guarantees and Warranties in Appendix 2; and

(b)	a deed of assignment (“Guarantees and Warranties Assignment”) of the Building Guarantees and Warranties substantially in the form and containing the provisions set out in Appendix 3, executed by the Vendor in favour of the Purchaser.

10.	COMPLETION

10.1	Date and Place

Subject to fulfilment of the conditions as set out under Clause 2.1, Completion shall take place at the office of the Vendor’s Solicitors or such other place as the Vendor’s Solicitors may specify on the latest of the following dates (unless otherwise agreed between the Vendor and the Purchaser) (the “Completion Date”):

(a)	the date falling on the expiry of twelve (12) weeks from the date of this Agreement; or

(b)	the date falling on the expiry of three (3) weeks from HDB’s written confirmation that HDB has no objection to the Vendor’s execution of the transfer or assignment of the Property.

10.2	Vendor’s Deliverables

On Completion, against the payment by the Purchaser of the Purchase Price in accordance with Clause 4.2(b) by cashiers order(s), the Vendor shall deliver (unless already provided to the Purchaser prior to Completion) the following to the Purchaser:

(a)	an instrument of transfer of the HDB Lease, duly executed by the Vendor in favour of the Purchaser;

(b)	the original Certificate of Title (SUB) Volume 458 Folio 196;

(c)	a copy of HDB’s written confirmation that it has no objections to the execution of the assignment or transfer of the HDB Lease (as the case may be);

(d)	a copy of HDB’s written confirmation that it has no objections to the partial leaseback of the Property on Completion by the Vendor (as lessee) from the Purchaser (as landlord) in respect of the LA Premises;

(e)	a certified true copy of the resolution of the board of directors of the Vendor, which is in full force and effect, approving the entry of the Vendor into this Agreement and the transactions contemplated hereunder

(f)	a certified true copy of the shareholder resolution of the Vendor, which is in full force and effect, approving the entry of the Vendor into this Agreement and the transactions contemplated hereunder;

(g)	a GST tax invoice in relation to the entire Purchase Price, issued by the Vendor to the Purchaser;

(h)	a copy of the draft notice of transfer to the Inland Revenue Authority of Singapore;

(i)	the Guarantees and Warranties Assignment duly executed by the Parties;

(j)	copies of the Guarantees and Warranties;

(k)	a letter of confirmation by the Vendor addressed to the Purchaser confirming that either:

(i)	the Vendor is resident in Singapore for tax purposes; or

(ii)	the Vendor is not resident in Singapore for tax purposes, and the Vendor has not been assessed as a property trader by the Inland Revenue Authority of Singapore; and

(l)	the Lease Agreement, duly executed by the Vendor (as lessee) and the Purchaser (as landlord).

10.3	Purchaser’s Deliverables

On Completion, the Purchaser shall deliver (unless already provided to the Vendor prior to Completion) the following to the Vendor:

(a)	a certified true copy of the resolution of the board of directors of the Purchaser, which is in full force and effect, approving the entry of the Purchaser into this Agreement and the transactions contemplated hereunder; and

(b)	a certified true copy of the shareholder resolution of the Purchaser, which is in full force and effect, approving the entry of the Purchaser into this Agreement and the transactions contemplated hereunder.

10.4	Interest

If Completion does not take place on the Completion Date, and the delay in Completion is due solely to the default of:

(a)	the Vendor, the Vendor shall pay interest to the Purchaser calculated on the Purchase Price commencing on the day following the Completion Date up to and including the day of actual Completion, at the rate of six (6) per-cent per annum; and

(b)	the Purchaser, the Purchaser shall pay interest to the Vendor calculated on the Purchase Price commencing on the day following the Completion Date up to and including the day of actual Completion, at the rate of six (6) per-cent per annum.

11.	VENDOR’S OBLIGATIONS

11.1	Vendor’s Conduct Pending Completion:

With effect from the date of this Agreement and until Completion or rescission of this Agreement (whichever is earlier), the Vendor shall:

(a)	not create any mortgage, charge or other encumbrance over the Property or increase its current lines of credit under any existing mortgage, charge or other encumbrance over the Property;

(b)	not sell or transfer the Property or grant any other option inconsistent with the sale of the Property under this Agreement;

(c)	not unless required by law, do anything which prejudices or is likely to prejudice the rights of the Purchaser under this Agreement;

(d)	maintain the Property in a good state of repair, allowing for fair wear and tear; and

(e)	comply with all applicable laws, its obligations under all building, maintenance and other contracts to which it is a party and with the requirements and orders of any governmental agency and third parties where non-compliance or non-observance with those requirements or orders would impose some Encumbrance or other liability or restriction on the Property.

In the event of any breach by the Vendor of any of the Vendor’s obligations of this Clause 11.1, the Purchaser may elect, in its absolute discretion, by notice in writing to the Vendor, to rescind this Agreement. Upon the Vendor’s Solicitors’ receipt of such notice, the Vendor shall, within seven (7) Business Days, rectify such breach to the satisfaction of the Purchaser (if so capable of being rectified), failing which this Agreement shall become null and void and of no further effect whatsoever, and the Vendor shall, within seven (7) Business Days, refund all moneys paid by the Purchaser to the Vendor pursuant to this Agreement and the Memorandum of Understanding, including the Initial Payment and/or the Deposit and GST thereon, without any interest or compensation whatsoever. On rescission, the Purchaser shall immediately return to the Vendor all title documents and at the Purchaser’s cost withdraw any caveats and cancel any entries relating to the Property in the Singapore Land Authority. Each Party shall bear its own solicitors’ costs in the matter and neither shall have any further claim or demand against the other for damages, costs or otherwise.

12.	DAMAGE TO PROPERTY

(a)	The Property is held at the risk of the Vendor until Completion and shall pass to the Purchaser upon Completion or upon the Purchaser taking possession of the Property, whichever is earlier.

(b)	If at any time prior to Completion, the Property is materially damaged, the Purchaser may elect, by notice in writing to the Vendor, to rescind this Agreement. Upon the Vendor’s Solicitors’ receipt of such notice, this Agreement shall become null and void and of no further effect whatsoever, and the Vendor shall, within seven (7) Business Days, refund all moneys paid by the Purchaser to the Vendor pursuant to this Agreement and the Memorandum of Understanding, including the Initial Payment and/or the Deposit and GST thereon, without any interest or compensation whatsoever. On rescission, the Purchaser shall immediately return to the Vendor all title documents and at the Purchaser’s cost withdraw any caveats and cancel any entries relating to the Property in the Singapore Land Authority. Each Party shall bear its own solicitors’ costs in the matter and neither shall have any further claim or demand against the other for damages, costs or otherwise.

(c)	In the event the Purchaser elects, by notice in writing to the Vendor, not to rescind this Agreement, the Vendor must at no cost and expense to the Purchaser repair that damage prior to Completion or within two (2) months from the identification of such damage by the Parties, whichever is later (the “Repair Date”). If the damage is not repaired by the Repair Date as agreed between the Vendor and the Purchaser, Clause 10.4 shall apply.

(d)	For the purposes of Clauses 12(b) and 12(e),” materially damaged” means damage to the Property so as to be unfit for use or occupation or rendered unsafe or inaccessible or cannot lawfully be used.

(e)	If, at any time prior to Completion, the Property or any part of it is damaged, but not materially damaged, then the Purchaser may not rescind this Agreement.

13.	DELIVERY OF POSSESSION OF THE PROPERTY

13.1	As is Where is

The Property, together with the Plant and Equipment, is sold on an “as is where is” basis. The Purchaser is deemed to have inspected the Property (together with the Plant and Equipment) on or before the date of this Agreement and have notice of and be satisfied as to the actual state and condition of the Property (together with the Plant and Equipment) as regard access, repair, physical state, light, air, drainage and in all other respects and shall not be entitled to make or raise any enquiry, requisition or objection whatsoever in respect thereof.

13.2	Building Maintenance Contracts

Unless the Vendor in its discretion elects to discharge and terminate any maintenance or other contracts entered into by the Vendor and/or its affiliates relating to the Property prior to Completion, the Purchaser will take over and assume the rights and obligations of the Vendor under such contracts upon Completion.

13.3	Misdescription shall not annul this Agreement

Any misdescription of the area or otherwise of the Property or any part thereof shall not annul the sale nor shall the Purchaser be allowed any compensation in respect thereof. The Purchaser therefore agrees that it shall not make or raise any enquiry, requisition, objection and/or claim whatsoever in respect thereof.

14.	REPRESENTATIONS AND WARRANTIES

(a)	The Vendor represents, warrants and undertakes that:

(i)	it has full power and authority to enter into and perform this Agreement and this Agreement constitutes valid and binding obligations on its part; and

(ii)	the execution and delivery of and the performance by it of its obligations under this Agreement will not:

(1)	result in a breach of any provision of its Memorandum or Articles of Association or other constitutive documents, if any; or

(2)	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

(b)	The Purchaser represents, warrants and undertakes that:

(i)	it has full power and authority to enter into and perform this Agreement and this Agreement constitutes valid and binding obligations on its part; and

(ii)	the execution and delivery of and the performance by it of its obligations under this Agreement will not:

(1)	result in a breach of any provision of its Memorandum or Articles of Association or other constitutive documents, if any; or

(2)	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

15.	GST

(a)	The Purchase Price and any other sums payable by or to the Vendor under this Agreement shall be exclusive of GST which may from time to time be imposed or charged or increased before on or after the date of this Agreement by the relevant authority. In the event that the GST is required by law to be paid on the Purchase Price or any additional sum is required to be paid on or in respect of the whole or part of any sums payable by or to the Vendor under this Agreement, the same shall be borne by the Purchaser, be it of retrospective effect or not, and the Purchaser shall immediately pay to the Vendor on demand whether before on or after completion of the sale and purchase herein the GST in addition to all other sums payable to the Vendor. The Purchaser shall fully indemnify the Vendor against the payment if the Vendor is required by law to collect and make payment in respect of the GST and/or any loss, damage, claim and/or penalty which may be suffered by the Vendor due to the failure/delay in payment by the Purchaser. This condition and the obligation of the Purchaser shall not merge in the assurance of the Property to the Purchaser on completion or upon registration of such assurance.

(b)	Where applicable, in the event of the Initial Payment and/or the Deposit and GST thereon, or any money being refunded to the Purchaser for any reason under the provision herein or if the GST paid is more than is required or if ascertained to be not required, and in the event that the Vendor has paid the GST thereon to the Comptroller of Goods and Services Tax, the Vendor shall not be liable in any way whatsoever to the Purchaser if the Comptroller of Goods and Services Tax does not agree to refund the said GST or agrees to refund but only a part thereof.

16.	CONFIDENTIALITY

16.1	Confidential Information to Be Kept Confidential

All Confidential Information shall be kept confidential by the recipient unless or until compelled to be disclosed by judicial or administrative procedures or until the recipient can reasonably demonstrate:

(a)	that it is or part of it, is in the public domain, whereupon, to the extent that it is public, this obligation shall cease; or

(b)	that it is required to be furnished to the professional advisers or the bankers of any of the Parties or as may be required by law, a court of competent jurisdiction or any governmental or regulatory agencies, and in all such cases, this obligation shall cease but only to the extent required under the respective circumstances.

16.2	Parties to Take Reasonable Steps

The Parties shall take all reasonable steps to minimise the risk of disclosure of Confidential Information, by ensuring that only those of their directors, employees, servants and agents whose duties will require them to possess any of such information shall have access thereto, and that they shall be instructed to treat the same as confidential.

16.3	Announcements

No Party shall divulge to any third party (except to their respective professional advisers or except as required by applicable law or the rules of any stock exchange) any information regarding the existence or subject matter of this Agreement without the prior written consent of the other Party (such consent not to be unreasonably withheld).

16.4	Obligation to Continue

The obligations contained in this Clause shall inure, even after the termination of this Agreement, without limit in point of time except and until any Confidential Information falls within the provisions of Clauses 16.1(a) and 16.1(b).

17.	MISCELLANEOUS

17.1	Entire Agreement

This Agreement (together with any documents referred to herein or executed contemporaneously by the Parties in connection herewith) embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Agreement and supersedes and cancels in all respects all previous representations, warranties, agreements and undertakings between the Parties with respect to the subject matter hereof, whether such be written or oral.

17.2	No Implied Waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.

17.3	Contracts (Rights of Third Parties) Act

A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) (as amended or revised from time to time) to enforce any term of this Agreement.

17.4	Non-Assignment

No Party shall (nor shall it purport to) assign, transfer, charge or otherwise deal with all or any of its rights, interests or obligations under this Agreement nor grant, declare, create or dispose of any right, interest or obligation in it without the prior written consent of the other Party.

17.5	Agreement to Bind Successors and Assigns

This Agreement shall be binding on and shall inure to the benefit of each of the Parties’ successors and permitted assigns. Any reference in this Agreement to any of the Parties shall be construed accordingly.

17.6	Costs and Expenses

Each Party shall bear its own legal, professional and other costs and expenses incurred by it in connection with the negotiation, preparation or completion of this Agreement, and the sale and purchase of the Property. The Purchaser shall bear all stamp duty payable in connection with the purchase of the Property.

17.7	Counterparts

This Agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

17.8	Governing Law and Jurisdiction

This Agreement shall be governed by, and construed in accordance with, the laws of Singapore and the Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of Singapore.

17.9	Agent for collection of Purchase Price

The Vendor hereby confirms that the Vendor’s Solicitors have been appointed as the Vendor’s agents for the collection of the balance of the Purchase Price and any other moneys due under this Agreement. The Vendor acknowledges that payment to the Vendor’s Solicitors or payment as directed by the Vendor’s Solicitors shall constitute a full discharge of the payment obligations by the Purchaser to the Vendor.

17.10	Inability of Vendor to perform its obligations due to Order of Court, etc.

It is hereby agreed between the Parties hereto that if prior to completion any of the Vendor’s obligations under this Agreement is prevented, hindered or otherwise rendered incapable of performance, whether by Order of Court, the Government or other local authorities, the Vendor may, at its option, annul the sale herein in which event the sale shall be treated as cancelled and all moneys paid towards the Purchase Price refunded to the Purchaser free of interest or compensation.

17.11	Partial Invalidity

If any term or provision in this Agreement shall be held to be illegal or unenforceable, in whole or in part, under any enactment or rule of law, such term or provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall not be affected.

Appendix 1

Plant and Equipment

M&E INVENTORY LIST

1.	LIST OF AIR-CONDITION/MECHANICAL VENTILATION EQUIPMENT

1.1	Cooling Towers (Located Rooftop)

S/No	Description of Equipment/Material	Location Serving	Quantity
1	CT1 Nihon Spindle	1st & 3rd storeys	1 no.

2	CT4 Nihon Spindle	3rd storey	1 no.

3	CT5 Shinwa	1st & 3rd storeys	1 no.

1.2	Chillers (Located at 3[r]d storey Chiller Plant Room)

S/No	Description of Equipment/Material	Location Serving	Quantity
1	Chiller 1 Carrier	1st & 3rd storeys	1 no.

2	Chiller 2 Carrier	1st & 3rd storeys	1 no.

3	Chiller 3 Carrier	1st & 3rd storeys	1 no.

1.3	Chilled Water Pump / Condensor Water Pump (Located 3rd storey Chiller Plant Room)

S/No	Description of Equipment/Material	Location Serving	Quantity
1	Chilled Water Pump (supporting CT1 & CT5)	1st & 3rd storeys	4 nos. located @chiller plant room
2	Condensor Water Pump(supporting CT1 & CT5)	1st & 3rd storeys	4 nos. located @chiller plant room
3	Condensor Water Pump (supporting CT4)	3rd storey	2 nos. located @ CT4

1.4	Chilled Water Air Handling Units & Fan Coil Units

S/No	Description of Equipment/Material	Location At	Quantity
1	AHU 1-1	1st storey former ECRI room	1 no.

2	AHU 1-3	1st storey former Shipping Office	1 no.

3	AHU 1-4	1st storey Racking Storage Area	1 no.

4	AHU 1-5	1st storey Racking Storage Area	1 no.

5	AHU 1-6	1st storey Loading Bay former Receiving Area	1 no.

6	AHU 1-7	1st storey FG Storage Area	1 no.

7	AHU 1-8	1st storey former PD GBT M/c area	1 no.

8	AHU 1-9	1st storey former PD M/C Folding Area	1 no.

9	AHU 1-10	1st storey former PD Saddle Stitcher Area	1 no.

10	AHU 1-11	1st storey former PD Printing Machine Area	1 no.

11	AHU 1-12	1st storey former PD Printing Machine Area	1 no.

12	AHU 1-13	1st storey above former AMD Security Scanning Area	1 no.

13	AHU 1-14	1st storey above corridor between SWAP & former PIB room	1 no.

14	AHU 1-15	1st storey SWAP room	1 no.

15	AHU 1-16	1st storey above former PIB room	1 no.

16	AHU 1-17	1st storey former PIB room	1 no.

17	AHU 1-18	1st storey former PIB room	1 no.

18	AHU 1-19	1st storey above former PIB room	1 no.

19	AHU 1-20	1st storey office area	1 no.

20	AHU 1-21	1st storey former Staff room	1 no.

21	AHU 1-22	1st storey former PD Graphic room	1 no.

22	AHU 1-23	1st storey above corridor between SWAP & former PID room	1 no.

23	AHU 1-24	1st storey loading/unloading bay	1 no.

24	AHU 1-25	1st storey loading/unloading bay	1 no.

25	AHU 2-1	3rd storey Production & Office	1 no.

26	AHU 2-2	3rd storey Production & Office	1 no.

27	AHU 3-1	3rd storey Warehouse Area	1 no.

28	AHU 3-2	3rd storey Warehouse Area	1 no.

29	AHU 3-3	3rd storey Warehouse Area	1 no.

30	AHU 3-4	3rd storey Receiving & Warehouse	1 no.

31	AHU 3-5	3rd storey Receiving & Warehouse	1 no.

32	FCU 1-1 (Chilled Water)	1st storey former Maintenance Workshop	1 no.

33	FCU 1-2 (Chilled Water)	1st storey above 1st floor female toilet	1 no.

34	FCU 1-3 (Chilled Water)	1st storey above former Library	1 no.

35	FCU 1-4 (Chilled Water)	1st storey former Maintenance Workshop	1 no.

36	Cassette FCU (Chilled Water)	3rd storey New Shipping Office	1 no.

37	Cassette FCU (Chilled Water)	3rd storey New Shipping Office	1 no.

1.5	Package Unit / Single Split Unit / VRV / Fresh Air Pre Cool / Window Unit

S/No	Description of Equipment/Material	Location Serving	Quantity

1	Package Unit	3rd storey Current Admin Office	1 no.

2	Package Unit	3rd storey New Staff Room, Production Office & Ops Mgr Office	1 no.

3	Single Split Unit	3rd storey CM room	1 no.

4	Single Split Unit	3rd storey IT switch room	1 no.

5	Single Split Unit (ducted FCU)	1st storey former PIB room	1 no.

6	Single Split Unit (ducted FCU)	1st storey former PIB room	1 no.

7	Single Split Unit	1st storey former Strong room	1 no.

8	Single Split Unit	3rd storey PABX room	1 no.

9	Single Split Unit	1st storey IT switch room	1 no.

10	Single Split Unit	1st storey former PABX room	1 no.

11	Single Split Unit	1st storey Security Control Room	1 no.

12	Single Split Unit	1st storey Guardhouse	1 no.

13	Single Split Unit	3rd storey new Security Control room	1 no.

14	Single Split Unit	3rd storey IT switch room (behind scissor lift)	1 no.

15	Single Split Unit	3rd storey new IQA room	1 no.

16	VRV System (multi split)	3rd storey Production room	1 no. (replace AHU 2-3, AHU 2-4, AHU 2-5)

17	VRV System (multi split)	3rd storey Production & Maintenance Office	1 no. (replace AHU 2-3, AHU 2-4, AHU 2-5)

18	Fresh Air Pre Cool	1st storey ex-PIB room	1 no.

19	Fresh Air Pre Cool	1st storey ex-PIB room	1 no.

20	Window Unit	1st storey Loading Bay Guardhouse	1 no.

1.6	Mechanical Ventilation System

S/No	Description of Equipment/Material	Location Serving	Quantity

1	Exhaust Air Fan F(E )/1-1	1st storey Baler Room	1

2	Supply Air Fan F(S)/1-2	1st storey Baler Room	1

3	Exhaust Air Fan F(E )/1-3	1st storey Toilet/Locker GL 13-14/C-E	1

4	Exhaust Air Fan F(E )/1-4	1st storey Toilet/Locker GL 13-14/C-E	1

5	Supply Air Fan F(S)/1-5	1st storey Production near AHU 1-1	1

6	Supply Air Fan F(S)/1-6	1st storey Production near AHU 1-12	1

7	Supply Air Fan F(S)/1-7	1st storey Production bet AHU 1-18 & 1-19	1

8	Supply Air Fan F(S)/1-8	1st storey Production GL G-J/1-4	1

11	Exhaust Air Fan F(E )/1-11	2nd storey Generator Room	1

12	Exhaust Air Fan F(E )/1-12	2nd storey Sprinkler Pump Room	1

13	Exhaust Air Fan F(E )/1-13	1st storey Loading / Unloading Bay	1

14	Exhaust Air Fan F(E )/1-14	1st storey Toilet (Reception)	1

15	Supply Air Fan F(S)/2-3	3rd storey Production GL 12-14/G-J & AHU 2-1 & AHU 2-2	1

16	Exhaust Air Fan F(E)/2-1	3rd storey male toilet GL 13-15/K	1

17	Exhaust Air Fan F(E)/2-2	3rd storey female toilet GL 13-15/K	1

18	Exhaust Air Fan F(E)/2-4	3rd storey Chiller Plant Room	1

19	Exhaust Air Fan F(E)/2-5	3rd storey Chiller Plant Room	1

20	Supply Air Fan F(S)/2-6	3rd storey Chiller Plant Room	1

21	Exhaust Air Fan F(E)/2-7	3rd storey Air Compressor Room	1

22	Exhaust Air Fan F(E)/R-1	3rd storey transformer rooms 1 & 2	1

2.	LIST OF FIRE PROTECTION EQUIPMENT

2.1	Automatic Fire Alarm System

S/No	Description of Equipment/Material	Location	Quantity
1	Main Fire Alarm Panel	1st storey reception lobby	1

2	Sub Fire Alarm Panel SIB/1-1	1st storey reception lobby	1

3	Sub Fire Alarm Panel SIB/2-1	3rd storey staircase 3	1

4	Sub Fire Alarm Panel SIB/3-1	3rd storey warehouse	1

5	Sub Fire Alarm Panel SIB/4-1	3rd storey office corridor	1

2.2	Sprinkler System

S/No	Description of Equipment/Material	Location	Quantity
1	Sprinkler Water Tank (Eff. 216 m3)	3rd storey plant room	1

2	SP1 Fire Pump (electrical)	2nd storey sprinkler pump room	1

3	SP2 Fire Pump (diesel)	2nd storey sprinkler pump room	1

4	Jockey Pump (electrical)	2nd storey sprinkler pump room	1

5	Sprinkler Control Valves (SCV/1-1, 1-2, 1-3)	2nd storey sprinkler pump room	3

6	Hose Reel Pump 1	2nd storey sprinkler pump room	1

7	Hose Reel Pump 2	2nd storey sprinkler pump room	1

2.3	Smoke Detectors, Heat Detectors, Manual Call Points, Alarm Bells

S/No	Description of Equipment/Material	Location	Quantity
1	Smoke Detectors	Throughout the premises	~14 nos.

2	Manual Call Points	Throughout the premises	~20 nos.

3	Alarm Bells	Throughout the premises	~24 nos.

2.4	Hose Reel System

S/No	Description of Equipment/Material	Location	Quantity
1	Fire Hose Reel	1st & 3rd storeys	19 nos.

2	Fire Hose Pack	1st & 3rd storeys	11 nos.

2.5	Hydrant System

S/No	Description of Equipment/Material	Location	Quantity
1	Pillar Hydrant	External Area	3 nos

2.6	Fire Extinguisher System

S/No	Description of Equipment/Material	Location	Quantity
1	Fire Extinguisher	Throughout the premises	~90 nos.

2.7	Fire Suppression System

S/No	Description of Equipment/Material	Location	Quantity
1	FM 200 (System 88)	3rd storey IT server room	—

3.	LIST OF PLUMBING EQUIPMENT

S/No	Description of Equipment/Material	Location	Quantity
1	FRP Domestic Water Tank 2A & 2B	Rooftop above 3rd storey Production Male Toilet	1

2	Pressure Vessel	Rooftop above 3rd storey Production Male Toilet	2

3	Domestic Water Pump	Rooftop above 3rd storey Production Male Toilet	2

4	FRP Domestic Water Tank 1A & 1B	3rd storey Facility Plant room	1

5	Pressure Vessel	3rd storey Facility Plant room	4

6	Domestic Water Pump	3rd storey Facility Plant room	2

4.	LIST OF OTHER EQUIPMENT

S/No	Description of Equipment/Material	Location	Quantity
1	Dock Levellers (Electrical)	1st Storey Loading/Unloading Bays	2 nos.

2	Roller Shutter (Electrical)	1st Storey Loading/Unloading Bays	7 nos.

5.	LIST OF ELECTRICAL MAIN SWITCHBOARD MSB 2-1

MSB 2-1(Located at Low Tension Switch Room)
S/No	Circuit No	Outgoing Rating	Location Served	Quantity
1	OC/EF	—	—	1

2	Incoming from TF 2-1	2500A	—	1

3	SB/3-2	350A	LT switchroom	1

4	DB 1/MM	300A	1st storey Isolator No.6	1

5	SB/3-1	300A	LT switchroom	1

6	Capacitor Bank	600A	—	1

7	DB 1/PL	200A	1st storey PD graphic room	1

8	Not in use	30A	—	1

9	DB/P6	30A	1st storey maintenance wk	1

10	Not in use	30A	—	1

11	To MCP/2-1	1000A	3rd storey chiller plant room	1

12	Not in use	60A	—	1

13	Not in use	60A	—	1

14	Not in use	60A	—	1

15	DB Polar Cutter	100A	1st storey outside staff pantry	1

16	DB Heidelberg 2C	100A	1st storey former printing press area	1

17	Assembly DB	~~100A~~ 150 A	3rd Storey Corridor to Washrooms	1

18	Coupler	2500A	—	1

19	To MCP/2-1	1000A	3rd storey chiller plant room	1

20	SSB 1/P	160A	1st storey former PIB room	1

21	DB (removed)	1000A	Isolator No. 9	1

22	SSB 2/1	160A	3rd storey office	1

23	DB Workshop	60A	1st storey workshop	1

24	Capacitor Bank	600A	—	1

25	DB-150A	160A	3rd storey near PU past area	1

26	DB 1/1	60A	1st storey reception	1

27	DB 2/C1	40A	3rd storey IT room	1

28	DB-100A	100A	3rd storey near receiving area	1

29	DB 1/L1	60A	1st storey reception	1

30	DB	60A	Loading / Unloading Bay	1

31	EMSB 2-1	500A	LT swtich room	1

32	DB	400A	1st storey Isolator no. 10	1

33	DB	400A	1st storey Isolator no. 8	1

34	OC/EF	—	—	1

35	Incoming from TF 2-2	2500A	—	1

36	SB-1	630A	1st storey former PIB room	1

6.	LIST OF ELECTRICAL EMERGENCY MAIN SWITCHBOARD EMSB 2-1

EMSB 2-1(Located at Low Tension Switch Room)
S/No	Circuit No	Outgoing Rating	Location Served	Quantity

1	Main Breaker	500A	—	1

2	DB/E1-P1	60A	1st storey PIB room	1

3	DB/E1-P3	60A	1st storey outside Staff room	1

4	DB/E1-1	40A	1st storey Reception	1

5	Not in use	160A	—	1

6	FCP/1-1	400A	Sprinkler Pump Room	1

7	DB/E2-1	60A	3rd storey production area	1

8	DB/E2-R	40A	3rd storey LT switchroom	1

9	Spare	30A	—	1

10	DB UPS	100A	3rd storey IT Room	1

11	Not in use	100A	—	1

12	LSB/2-1 & LSB/2-2	125A	Passenger & Good Lift motor room respectively	1

13	E3/1	30A	3rd Storey New Staff Room	1

14	Spare	30A	—	1

15	FCP/2-1	400A	Sprinkler Pump Room	1

16	Spare	60A	—	1

17	Not in use	150A	—	1

18	HR/2-1	30A	Sprinkler Pump Room	1

7.	STANDBY GENERATOR

S/No	Description of Equipment/Material	Location	Quantity
1	Diesel Standby Generator (330kVA)	2nd storey	1

8.	LIST OF LIFT

S/No	Description of Equipment/Material	Location	Quantity

1	Passenger Lift 750 kg (KONE)	Reception Area	1

2	Goods Lift 2,500kg (KONE)	Production Area	1

3	Platform Scissor Lift (1,500 kg)	Loading /Unloading Bay	1

9. LIST OF ELECTRICAL MOTORISED GATES / VEHICLE ENTRY BARRIERS

S/No	Description of Equipment/Material	Location	Quantity

1	Steel Gate (Motorised)	Entry and Exit	2 sets

2	Vehicle Entry Barrier (Electrical)	Entry and Exit	2 sets

3	Vehicle Entry Barrier (Electrical)	Beside Loading / Unloading Bay Guardhouse	1 Set

Appendix 2

Building Guarantees and Warranties

ModusLink Pte Ltd

Appendix 2 - Building Guarantees and Warranties

Warranties covering

Item	Date of Expiry
Roof waterproofing for Concrete Roof		14-Dec-22

Appendix 3

Form of Assignment of Guarantees and Warranties

Execution Version

DEED OF ASSIGNMENT

OF

BUILDING GUARANTEES AND WARRANTIES

BETWEEN

MODUSLINK PTE. LTD.

(as Vendor)

AND

FAR EAST GROUP LIMITED

(as Purchaser)

DATED THE 4TH DAY OF OCTOBER 2017

DEED OF ASSIGNMENT

THIS DEED is made on the 4th day of October 2017.

BETWEEN:

(1)	MODUSLINK PTE. LTD. (UEN: 198903169H), a company established in the Republic of Singapore with its registered address at 8 Marina Boulevard #05-02 Marina Bay Financial Centre Singapore 018981 (the “Vendor”); and

(2)	FAR EAST GROUP LIMITED (UEN: 196400096C), a company established in the Republic of Singapore with its registered address at 112 Lavender Street #04-00 Far East Refrigeration Building Singapore 338728 (the “Purchaser”).

WHEREAS:

(A)	Pursuant to a sale and purchase agreement dated 4 October 2017 (“Sale and Purchase Agreement”) made between the Vendor of the one part and the Purchaser of the other part, the Vendor had agreed to sell and the Purchaser had agreed to purchase the Property together with the Plant and Equipment, upon the terms and subject to the conditions contained in the Sale and Purchase Agreement.

(B)	The Vendor is entitled to the benefit of the guarantees and warranties furnished to the Vendor, and which are subsisting as at Completion Date in respect of the Property and/or the Plant and Equipment as more particularly set out in Appendix 2 of the Sale and Purchase Agreement (collectively the “Building Warranties” and individually a “Warranty”).

(C)	Under the terms of the Sale and Purchase Agreement, the Vendor has agreed that it shall, from and including the Completion Date, assign to the Purchaser all of its rights and benefits under the Building Warranties.

NOW IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Deed, unless the context requires otherwise, all words and expressions defined in the Sale and Purchase Agreement shall have the same meaning when used or referenced herein.

1.2	Interpretation

(a)	The headings in this Deed are for convenience only and shall not affect the interpretation hereof.

(b)	Unless the context otherwise requires, references to the singular number shall include references to the plural number and vice versa, references to natural persons shall include bodies corporate, and the use of any gender shall include all genders.

(c)	References to any agreement or document including this Deed shall include such agreement or document as amended, modified, varied or supplemented from time to time.

2

(d)	Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or reenacted whether before or after the date of this Deed so far as such modification or reenactment applies or is capable of applying to any transactions entered into prior to the date of this Deed and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or reenacted) which such provisions or regulations have directly or indirectly replaced.

(e)	References to a “person” shall be construed so as to include any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality).

(f)	References to times of the day and days of the year are to time and dates in Singapore unless otherwise stated.

(g)	References to any Singapore legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than Singapore be deemed to include what most nearly approximates in that jurisdiction to the Singapore legal term.

(h)	The words “written” and “in writing” include any means of visible reproduction.

2.	ASSIGNMENT

(a)	Pursuant to the Sale and Purchase Agreement, the Vendor hereby assigns absolutely unto the Purchaser all of its present and future rights, interests and benefits under the Building Warranties with effect from and including the Completion Date.

(b)	The Vendor covenants with the Purchaser that it shall serve on the other party (“Counter Parties”) to each of the Building Warranties a notice of this Deed.

(c)	In the event that the Counter Parties countersign and return an acknowledgement of the notice referred to in Clause 2(b), the Vendor will deliver such acknowledgement to the Purchaser. For the avoidance of doubt, the Vendor shall not be obliged to procure the Counter Parties to countersign and return the acknowledgement to the notice referred to in Clause 2(b).

3.	REPRESENTATIONS AND WARRANTIES

(a)	The Vendor represents, warrants and undertakes that:

(i)	it has full power and authority to enter into and perform this Deed and this Deed constitutes valid and binding obligations on its part; and

(ii)	the execution and delivery of and the performance by it of its obligations under this Deed will not:

(1)	result in a breach of any provision of its Memorandum or Articles of Association or other constitutive documents, if any; or

(2)	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

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(b)	The Purchaser represents, warrants and undertakes that:

(i)	it has full power and authority to enter into and perform this Deed and this Deed constitutes valid and binding obligations on its part; and

(ii)	the execution and delivery of and the performance by it of its obligations under this Deed will not:

(1)	result in a breach of any provision of its Memorandum or Articles of Association or other constitutive documents, if any; or

(2)	result in a breach of any order, judgment or decree of any court, governmental agency or regulatory body to which it is a party or by which it is bound.

(c)	In respect of the Building Warranties, the Vendor acknowledges and agrees that it remains fully liable for any claims arising from the Vendor’s action, omission and/or default on or before Completion Date (Completion Date inclusive).

4.	SEVERABILITY

The assignment herein in respect of each Warranty is severable and distinct from the remaining Building Warranties and if the assignment of any one or more of the Building Warranties or any part(s) thereof respectively is or becomes illegal, invalid or unenforceable, the legality, validity or enforceability of the assignment of the remaining Building Warranties or any part(s) thereof respectively shall not be thereby affected or impaired in any way.

5.	ENTIRE AGREEMENT

This Deed (together with the Sale and Purchase Agreement and any documents referred to herein / therein or executed contemporaneously by the Parties in connection herewith / therewith) embodies all the terms and conditions agreed upon between the Parties as to the subject matter of this Deed and supersedes and cancels in all respects all previous representations, warranties, agreements and undertakings between the Parties with respect to the subject matter hereof, whether such be written or oral.

6.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT

A person who is not a party to this Deed has no right under the Contracts (Rights of Third Parties) Act (Chapter 53B of Singapore) (as amended or revised from time to time) to enforce any term of this Deed.

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7.	COUNTERPARTS

This Deed may be signed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

8.	GOVERNING LAW AND JURISDICTION

This Deed shall be governed by, and construed in accordance with, the laws of Singapore and the Parties hereby irrevocably submit to the exclusive jurisdiction of the courts of Singapore.

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IN WITNESS WHEREOF this Deed has been entered into on the date stated at the beginning.

The Vendor

SIGNED by	)
for and on behalf of	)
MODUSLINK PTE. LTD.	)
in the presence of:	)	Signature
Designation

Signature
Name of Witness:
Designation

The Purchaser

SIGNED by	)
for and on behalf of	)
FAR EAST GROUP LIMITED	)
in the presence of:	)	Signature
Designation

Signature
Name of Witness:
Designation

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Appendix 4

Building Maintenance Contracts

ModusLink Pte Ltd

Appendix 4—Building Maintenance Contracts

S/no	Service Contractor	Description of Services	Service Periods	Effective Date		Proposed Service Duration	Remarks
				From	Till

1	System Pest Control Services Pte Ltd	Pest Control Services	1 Year	1-Mar-17	28-Feb-18	Fortnightly

2	Sprinkler Fire System Pte Ltd	Fire Protection System Services	1Year	1-Jun-17	31-May-18	Weekly

3	Futuremate & Plumbing Services	Air Compressor Equipment Services	1 Year	1-Jun-17	31-May-18	Quarterly

4	En-Syst Equipment & Services Pte Ltd	Standby Generator Quarterly Services	1 year	1-Sep-16	31-Aug-17	Quarterly	Moduslink will renew contract
		Annual Generator Maintenance				Yearly—ASD

5	Kone Ptd Ltd	Passenger & Cargo Lift Services	1 Year	1-Sep-16	31-Aug-17	Monthly	Moduslink will renew contract

6	Accelsius Pte Ltd	Air Con AHU, FCU , ventilation Fan & Split Unit Air-con	1 Year	1-Oct-16	30-Sep-17	Monthly	Moduslink will renew contract

7	Carrier Singapore (Pte) Ltd	Air-Con Chiller Bi- Monthly Maintenance	1 Year	1-Oct-16	30-Sep-17	Bi-Monthly (Oct 16, Dec 16, Feb 17 & Apr 17, Jun 17 & Aug 17 )	Moduslink will renew contract
		Air-con chillers Annual Shutdown Maintenance for 3 chillers				Yearly	Moduslink will renew contract

8	Y&T Aircon Engineering Pte Ltd	Cooling Tower & Chiller Chilled Water Chemical Treatment	1 Year	1-Oct-16	30-Sep-17	Fortnightly	Moduslink will renew contract

		EMA Licensing & Inspection				Monthly	Moduslink will renew contract

9	Litewell Engineering Pte Ltd	Annual Shutdown Maintenance + Partial Discharge	1 Year	1-Nov-16	31-Oct-17	Yearly	Moduslink will renew contract

		Building Lightning Protection				Yearly	Moduslink will renew contract

10	Ademco (Far East) Pte Ltd	DECAM 24hrs Fire Alarm Monitoring	1 Year	26-Nov-16	25-Nov-17	Quarterly	Moduslink will renew contract

IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

The Vendor

SIGNED by	)
for and on behalf of	)
MODUSLINK PTE. LTD.	) )
in the presence of:		Signature: Louis J. Belardi
Designation: Director

Signature
Name of Witness: Karen E. Clancy
Designation: Paralegal

The Purchaser

SIGNED by	)
for and on behalf of	)
FAR EAST GROUP LIMITED	) )
in the presence of:		Signature : Loh Mun Yew
Designation: Chief Executive Officer

Signature
Name of Witness: Francis Lai Kum Wai
Designation: Chief Financial Officer